                                              COMBINED FINANCIAL STATEMENTS FOR:


                                                       EDWARD STEVEN CORPORATION
                                                       AND DRAKE TELEPHONE, INC.


                                                                     Years ended
                                                      December 31, 1997 and 1996

                             INDEPENDENT AUDITORS' REPORT




Board of Directors
Edward Steven Corporation and
 Drake Telephone, Inc.
Philadelphia, Pennsylvania


We have audited the accompanying combined balance sheets of Edward Steven Corporation and Drake Telephone, Inc. as of December 31, 1997 and 1996, and the related combined statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Edward Steven Corporation and Drake Telephone, Inc. as of December 31, 1997 and 1996, and the combined results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Schechter Dokken Kanter
    Andrews & Selcer Ltd.


Minneapolis, Minnesota
June 19, 1998

                 EDWARD STEVEN CORPORATION AND DRAKE TELEPHONE, INC.

                               COMBINED BALANCE SHEETS

                              DECEMBER 31, 1997 AND 1996



                                        ASSETS

                                                                           1997                1996
                                                                       ------------         -----------

Current assets:
   Cash                                                                $    40,927          $   48,355
   Accounts receivable, considered
    collectible                                                            130,557              74,143
   Due from:
     Employee                                                                1,004               5,030
     Related parties                                                       102,450              92,032
   Note receivable                                                          18,890
   Prepaid expenses                                                         29,365              18,615
                                                                       -----------          ----------

     Total current assets                                                  323,193             238,175
                                                                       -----------          ----------

Property and equipment, net                                                308,954             406,184
                                                                       -----------          ----------

Other assets                                                                59,062              70,248
                                                                       -----------          ----------

                                                                       $   691,209          $  714,607
                                                                       -----------          ----------
                                                                       -----------          ----------


                         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Checks issued in excess of bank balance                             $    14,356          $   75,969
   Current portion of long-term debt                                        42,549              57,435
   Accounts payable                                                         99,525              83,130
   Accrued expenses                                                        203,682              70,529
   Due to related parties                                                  104,500              85,600
                                                                       -----------          ----------

     Total current liabilities                                             464,612             372,663
                                                                       -----------          ----------

Long-term debt, net of current portion                                     101,588             167,127
                                                                       -----------          ----------

Shareholders' equity                                                       125,009             174,817
                                                                       -----------          ----------

                                                                       $   691,209          $  714,607
                                                                       -----------          ----------
                                                                       -----------          ----------

                     See notes to combined financial statements.
                                                                               2

                 EDWARD STEVEN CORPORATION AND DRAKE TELEPHONE, INC.

                          COMBINED STATEMENTS OF OPERATIONS

                        YEARS ENDED DECEMBER 31, 1997 AND 1996





                                                                           1997                1996
                                                                       -----------          ----------

Service revenue                                                        $ 2,306,560          $2,081,395

Cost of service                                                          1,132,438           1,001,729
                                                                       -----------          ----------

Gross margin                                                             1,174,122           1,079,666

Selling, general and administrative
 expenses:
   Officer salaries                                                        616,811             473,599
   Other salary and benefits                                               325,427             239,446
   Travel and related                                                       38,044              38,206
   Office and overhead                                                     118,714             185,595
                                                                       -----------          ----------

                                                                         1,098,996             936,846

Depreciation and amortization                                              120,221             122,856
Interest                                                                    25,213              16,664
Other (income) expense                                                     (20,500)              6,111
                                                                       -----------          ----------

                                                                         1,223,930           1,082,477
                                                                       -----------          ----------

Loss before proforma income taxes                                          (49,808)             (2,811)

Proforma income tax benefit (unaudited)                                     17,400               1,000
                                                                       -----------          ----------

Net loss (unaudited)                                                   $   (32,408)         $   (1,811)
                                                                       -----------          ----------
                                                                       -----------          ----------


                     See notes to combined financial statements.
                                                                               3

                 EDWARD STEVEN CORPORATION AND DRAKE TELEPHONE, INC.

                     COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                        YEARS ENDED DECEMBER 31, 1997 AND 1996




                                          Edward Steven          Drake Telephone,
                                           Corporation            Inc., common
                                          common stock,            stock, 100
                                           100 shares                shares
                                           authorized              authorized
                                         and outstanding         and outstanding           Retained
                                          no par value            no par value             earnings            Total
                                         ---------------         ---------------         -----------         ----------

Balance,
 January 1, 1996                            $  7,500                                      $ 262,477           $  269,977

Issuance of common
 stock                                                            $     100                                          100

Shareholder
 distributions                                                                              (92,449)             (92,449)

Net loss                                                                                     (2,811)              (2,811)
                                            --------              ---------              ----------           ----------

Balance,
 December 31, 1996                             7,500                    100                 167,217              174,817

Net loss                                                                                    (49,808)             (49,808)
                                            --------              ---------              ----------           ----------

Balance,
 December 31, 1997                          $  7,500              $     100              $  117,409           $  125,009
                                            --------              ---------              ----------           ----------
                                            --------              ---------              ----------           ----------



                     See notes to combined financial statements.
                                                                               4

                 EDWARD STEVEN CORPORATION AND DRAKE TELEPHONE, INC.

                          COMBINED STATEMENTS OF CASH FLOWS

                        YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                           1997                1996
                                                                      -------------         ------------

Cash flows from operating activities:
   Net loss                                                            $   (49,808)         $   (2,811)
   Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Depreciation                                                         109,035             110,852
      Amortization                                                          11,186              12,004
      Loss on abandonment                                                                        6,111
      Changes in operating assets and
       liabilities:
        (Increase) decrease in:
          Accounts receivable                                              (56,414)            (49,016)
          Employee receivables                                               4,026              (4,919)
          Prepaid expenses                                                 (10,750)              6,881
        Increase (decrease) in:
          Checks outstanding in excess of
           bank balance                                                    (61,613)             14,865
          Accounts payable                                                  16,395             (13,555)
          Accrued expenses                                                 133,153              43,744
                                                                       -----------          ----------

   Net cash provided by operating
    activities                                                              95,210             124,156
                                                                       -----------          ----------

Cash flows from investing activities:
   Purchase of equipment                                                   (11,805)            (47,124)
   Investment in note receivable                                           (18,890)
                                                                       -----------          ----------

   Net cash used in investing activities                                   (30,695)            (47,124)
                                                                       -----------          ----------

Cash flows from financing activities:
   Advances to related parties                                             (10,418)            (11,330)
   Proceeds from related parties                                            18,900              75,600
   Payments on long term debt                                             (230,425)            (62,384)
   Proceeds from long term debt                                            150,000              22,924
   Distributions to shareholders                                                               (92,449)
   Sale of common stock                                                                            100
                                                                       -----------          ----------

   Net cash used in financing activities                                   (71,943)            (67,539)
                                                                       -----------          ----------

Net (decrease) increase in cash                                             (7,428)              9,493

Cash, beginning                                                             48,355              38,862
                                                                       -----------          ----------

Cash, ending                                                           $    40,927          $   48,355
                                                                       -----------          ----------
                                                                       -----------          ----------

Supplemental disclosure of cash flow
 information:
    Cash paid for interest                                             $    25,213          $   16,665
                                                                       -----------          ----------
                                                                       -----------          ----------

                     See notes to combined financial statements.
                                                                               5

                 EDWARD STEVEN CORPORATION AND DRAKE TELEPHONE, INC.

                        NOTES TO COMBINED FINANCIAL STATEMENTS

                        YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Nature of business and summary of significant accounting principles:

     Principles of combination:
          The combined financial statements for 1997 and 1996 include the accounts of Edward Steven Corporation and Drake Telephone, Inc. which share common ownership. They are collectively referred to as "The Company."

     Nature of business:
          Edward Steven Corporation was incorporated in 1985 and changed its name from Jay Telephone Vending Corporation in February 1997. Drake Telephone, Inc. was incorporated in 1996. The Companies provide coin operated pay telephone service in the Philadelphia, Pennsylvania metropolitan area.

     Property and equipment and depreciation methods:
          Property and equipment, consisting principally of coin operated telephones, are stated at cost. Depreciation is being provided by the straight-line method over the estimated useful lives, principally, seven years, of the related assets. Phone locations including rental contracts are evaluated by management to determine if their carrying amounts have been impaired. No reduction for impaired assets has occurred.

     Rental contracts:
          Rental contracts consist of the purchase price paid for phone location agreements in excess of the purchase price of the related equipment on site and are amortized on a straight-line basis over the estimated remaining life of the rental agreements, currently ranging from five to twelve years.

     Goodwill:
          Goodwill consists of the excess of purchase price over the fair market value of assets acquired and is amortized on a straight-line basis over 20 years.

     Restrictive covenants:
          Restrictive covenants represent covenants not to compete incurred as part of prior acquisitions and are amortized on a straight line basis over the related non-compete term.

                 EDWARD STEVEN CORPORATION AND DRAKE TELEPHONE, INC.

                        YEARS ENDED DECEMBER 31, 1997 AND 1996




1. Nature of business and summary of significant accounting principles (continued):

     Income taxes:
          The shareholders of Edward Steven Corporation have elected to be taxed under subchapter "S" of the Internal Revenue Code. Therefore, no provision for income taxes has been made on its earnings. The taxes, if any, are the liability of the Company's shareholders. The earnings of Drake Telephone, Inc. are subject to corporate income taxes. For financial reporting purposes, the accompanying statements of operations include an unaudited proforma provision for income taxes, using a rate of 35%, to reflect estimated income tax of the Companies as if they had both been subject to corporate income taxes in 1997 and 1996.

     Concentration of risk:
          The Company maintains its cash in one financial institution located in Philadelphia, PA. At times deposits exceed the federally insured levels.

     Use of estimates:
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined. Estimates that are susceptible to significant change relate to dial-around compensation as disclosed in Note 6.

2.   Due to/from related parties:

     Advances to and from related parties, consisting primarily of shareholders, are due on demand and bear no interest, except for a $10,000 advance from a shareholder family member that bears interest at 10%. Total interest paid to related parties was $1,000 for both the years ended December 31, 1997 and 1996.

                 EDWARD STEVEN CORPORATION AND DRAKE TELEPHONE, INC.

                        YEARS ENDED DECEMBER 31, 1997 AND 1996


3.   Property and equipment:

     Property and equipment consist of the following:



                                                  1997                      1996
                                            ----------------          ---------------

      Phones and related equipment          $     1,144,154           $     1,134,246
      Vehicles                                       82,247                    80,350
      Office equipment                               11,188                    11,188
                                            ---------------           ---------------
                                                  1,237,589                 1,225,784
      Accumulated depreciation                      928,635                   819,600
                                            ---------------           ---------------

                                            $       308,954           $       406,184
                                            ---------------           ---------------
                                            ---------------           ---------------

4.   Other assets:

     Other assets consist of the following:




                                                 1997                       1996
                                            ---------------           ---------------

      Rental contracts                      $        57,510           $        57,510
      Goodwill                                       12,684                    12,684
      Restrictive covenants                          48,370                    48,370
                                            ----------------          ---------------
                                                    118,564                   118,564
      Accumulated amortization                       59,502                    48,316
                                            ---------------           ---------------
                                            $        59,062           $        70,248
                                            ---------------           ---------------
                                            ---------------           ---------------

5.   Long-term debt:




                                                      1997                    1996
                                               ---------------          ---------------

     Note payable, bank, due in monthly
     installments of $3,125 plus interest
     in 1997 (interest only in 1996) at
     1.0% over bank's rate (9.5% and
     $9.25% at December 31, 1997 and 1996,
     respectively) through April 2001,
     secured by all assets of the Company
     and guaranteed by its shareholders.       $      125,000          $        145,127

     Notes payable, due in monthly
     installments of $480 (1997) and
     $1,140 (1996) including interest at
     rates ranging from 8.0% to 9.9%,
     through December 2001, secured by
     vehicles.                                         19,137                    31,822

                 EDWARD STEVEN CORPORATION AND DRAKE TELEPHONE, INC.

                        YEARS ENDED DECEMBER 31, 1997 AND 1996


5.   Long-term debt (continued):



                                                    1997                    1996
                                             ---------------          ---------------


     Note payable, interest at 5.97%,
     principal and interest due February
     1997, guaranteed by shareholders.                                $        33,600

     Note payable, vendor, due in monthly
     installments of $1,219 plus interest
     at 8.0% through December 1997, note
     is unsecured.                                                             14,013
                                             --------------           ---------------
                                             $      144,137                   224,562
     Less current portion                            42,549                    57,435
                                             --------------           ---------------

                                             $      101,588           $       167,127
                                             --------------           ---------------
                                             --------------           ---------------


     Future maturities of long-term debt are as follows:


  Year Ending December 31,                       Amount
  ------------------------                   ---------------

            1998                             $       42,549
            1999                                     42,144
            2000                                     42,595
            2001                                     16,849
                                             ---------------

                                             $      144,137
                                             ---------------
                                             ---------------

6.   Commitments and contingency:

     Phone locations:
          The Company rents phone locations from merchants and property owners under varying lease terms, usually seven years, generally cancelable by the Company upon 15 days notice.

     Leases:
          The Company leases an office facility from a shareholder of the Company under a month to month lease. Total lease payments to the shareholder were $4,800 and $7,905 for the years ended December 31, 1997 and 1996, respectively.

          The Company leases a warehouse facility under a month to month lease. Total lease payments under the lease were $4,724 and $4,543 for the years ended December 31, 1997 and 1996, respectively.

                 EDWARD STEVEN CORPORATION AND DRAKE TELEPHONE, INC.

                        YEARS ENDED DECEMBER 31, 1997 AND 1996



6.   Commitments and contingency (continued):

     Leases (continued):
          The Company leases vehicles under noncancelable operating leases with monthly lease payments of $1,120 through August 2000. Total rent expense under all noncancelable operating leases was approximately $13,000 and $16,000 for the years ended December 31, 1997 and 1996, respectively.

          Future minimum lease payments are as follows:



               Year Ending December 31,         Amount
               ------------------------      -----------

                         1998                $    13,340
                         1999                     10,665
                         2000                      1,560
                                             -----------

                                             $    25,565
                                             -----------
                                             -----------

     Dial-around compensation:
          The Company has recognized revenue for dial-around compensation based upon rates for such compensation set by the Federal Communication Commission (FCC). In July, 1997 the U.S. Court of Appeals ruled that the rate set by the FCC was inappropriate and needed to be reexamined. The FCC solicited comments on this matter on August 5, 1997 and on October 9, 1997 issued an order establishing a dial-around rate for the two year period commencing October 6, 1997. The FCC indicated that it planned to address dial-around compensation for the period from November 6, 1996 through October 6, 1997 in a subsequent order and tentatively concluded that the $0.284 per call rate adopted on a going forward basis should also govern compensation during the period from November 6, 1996 through October 6, 1997. This would be approximately $37 per phone per month. There can be no assurance when the FCC will issue another order regarding the rate of dial-around compensation, what that order will determine, whether such order will be appealed, and what the determination would be upon any appeal. Accordingly, the Companies have reduced their rate for recognizing revenue to the previous rate of $6.00 per phone per month effective January 1, 1997 through October 6, 1997. The change in estimate resulted in an accrual of a $160,000 and $38,000 liability at December 31, 1997 and 1996, respectively, to reflect an estimated liability for the period from November 6, 1996 to October 6, 1997. Effective October 7, 1997, the Company began recognizing dial around revenue at approximately $37 per phone per month. The setting of lower dial-around rates could have a material effect on the Company's results of operations.

                 EDWARD STEVEN CORPORATION AND DRAKE TELEPHONE, INC.

                        YEARS ENDED DECEMBER 31, 1997 AND 1996



7.   Retirement plan:

     The Company has a 401(k) and profit sharing plan that covers substantially all of its employees. Contributions to the plan are discretionary and were $43,238 and $42,129 for the years ended December 31, 1997 and 1996.

8.   Subsequent event:

     In January 1998, the Company purchased a route of pay telephones in the Philadelphia, PA area. The route consists of approximately 55 pay phones. The purchase price was $77,500, financed primarily with bank financing, and will be accounted for under the purchase method.